# SALE AND PURCHASE AGREEMENT

This Agreement is made and entered on the Effective Date by and between Town Oil Company, Inc., and its subsidiaries, (Seller) and Treaty Energy Corporation, a Nevada corporation (Buyer).

In consideration of the mutual covenants and Agreements contained herein, the sufficiency and adequacy of which are mutually acknowledged, the parties agree as follows:

1. Sale of Property. Seller is the owner of the working interest in oil and gas leases described in Exhibit A attached hereto (the "Leases"). Seller agrees to sell the working interest in the Leases in current condition together with all of its right, title and interest in and to all rights, privileges and easements appurtenant thereto, less a reserved five percent (5%) overriding royalty interest. Buyer agrees to pay to Seller the sum of Six Million Dollars ($6,000,000.00) including all production equipment hereafter called personal property now in place on the Leases. The purchase price is due and payable as follows: Six Million Dollars ($6,000,000.00) in collected funds at closing.

2. Assignment form. Seller shall at closing assign to Buyer in "as is" condition all its right, title and interest in the Leases reserving to Seller a five percent (5%) overriding royalty interest as provided for in paragraph 4 below.

3. Bill of Sale Form. This purchase Agreement shall include an "as is" assignment of all personal property, to include fixtures and improvements, currently located on the Leases and used or useable in connection with oil and gas exploration, development and production activities. Seller shall at closing transfer title to the said personal property by executing a bill of sale to all of said personal property.

4. Overriding Royalty Interest. In addition to the Six Million Dollar ($6,000,000.00) purchase price, Seller shall also retain a five percent (5%) overriding royalty interest in the Leases. Said overriding royalty interest shall be upon the Leases and all extensions and renewals thereof. The overriding royalty provided for herein shall be reserved by Seller or may also be conveyed by Buyer by separate assignment executed at closing from Buyer to Seller immediately after Seller executes the assignment referred to in paragraph 2 above.

5. Closing. Closing shall be as hereafter provided, but prior to September 30, 2010, at 10:00 a.m. CDT at the law office of Anderson & Byrd, LLP, Ottawa, Kansas 66067, or at a time mutually agreeable on said date. Buyer shall deliver to Seller the full payment of Six Million Dollars ($6,000,000.00) in collected funds at closing. At Buyer's sole option the closing date may be extended until December 31, 2010 by giving written notice to Seller on or before August 31, 2010 that Buyer is exercising its option to extend the closing date as provided for in this paragraph. If Buyer fails to notify Seller in writing on or before August 31, 2010 that it is exercising its option to extend the closing date, Buyer's option to extend the closing date as provided for herein shall automatically terminate.

6. Earnest Money/Liquidated Damages. At the execution of this Agreement Buyer shall deposit with Miami County Title Company marketable shares of Treaty Energy Corporation common or preferred stock in value equal to Nine Hundred Thousand Dollars ($900,000.00). The Nine Hundred Thousand Dollars ($900,000.00) in stock shall be considered as the down payment earnest money which shall be non-refundable to Buyer (regardless of the reason or reasons that closing does not occur). At closing, said stock shall be redeemed by Buyer from the escrow by payment of the total cash sum of Six Million Dollars ($6,000,000.00). Upon receipt of the cash sum of Six Million Dollars ($6,000,000.00) the stock shall be released from escrow and delivered to Buyer. During the executory period of this Agreement Buyer agrees to not take any action which would cause the stock of said Buyer to become unmarketable or reorganize its business to lower the value of said stock. During the executory period of the contract Seller may vote such stock but dividends if any shall be paid to the escrow agent.

7. Title to the Leases. Seller shall prior to closing, at Seller's cost correct any title defect which may be found in the title to any leasehold interest covered by this Agreement.

8. Default. In the event default by Buyer, Buyer shall forfeit to Seller the Nine Hundred Thousand Dollar ($900,000.00) earnest money deposit and Miami County Title Company shall pay the said Nine Hundred Thousand Dollar ($900,000.00) deposit to Seller. This is an absolute sale and the parties acknowledge that they will change their respective positions at the signing of this Agreement and each commit to the performance of acts required of them by the terms of this Agreement. The parties agree that it is not possible to quantify the losses which may accrue to the Seller should the Buyer refuse to perform this Agreement. Therefore, as liquidated damages and not as any penalty, the parties agree that under no conditions should Buyer be permitted to withdraw from this sale. Seller shall be entitled to receive the full amount of the earnest money deposit. In addition to retaining the earnest money deposit as provided herein, in the event that this Agreement does not close on or before the closing date for any reason, Seller shall retain one hundred percent (100%) of the money deposited into the joint operating account provided for in paragraph 10 of this Agreement.

9. Operator of Properties. It is agreed that Town Oilfield Services, Inc., shall be engaged to operate the Leases on Feb. 01, 2010. Seller and Buyer shall mutually agree should Town Oilfield Services, Inc., not be willing to be the operator, to the naming of such other competent party to be the operator.

10. Seller Retention. Seller shall retain 100% of its interest in the Leases until closing. Buyer shall not acquire any title in the Leases prior to closing. Seller shall continue to operate and produce all the Leases during the period up to February 1, 2010. Beginning on February 1, 2010, Town Oilfield Service, Inc. shall begin operating the Leases. At said time a joint operating account will be created and the crude oil purchaser shall be directed ~~by appropriate division order signed by both Seller and Buyer~~ to deposit all oil run settlements to the joint operating account until closing. All revenues generated by the Leases shall be deposited into said joint operating account and all expenses or fees incurred in operating the Leases shall be paid from said account. All of the profits generated by the Leases shall be shared equally by Buyer and Seller. On a monthly basis after all operating expenses have been paid, the profit remaining in said account for each month shall be

distributed as follows: 1) forty five percent (45%) to Seller, 2) forty five percent (45%) to Buyer, and 3) ten percent (10%) shall remain in the joint operating account as an emergency fund to pay for "large expenses" necessary to operate the Leases. "Large expenses" shall mean any purchases of materials or equipment to be used in the operation or development of the Leases which is greater than Five thousand dollars ($5,000). Once the emergency fund described in subparagraph 3 exceeds fifty thousand dollars ($50,000), the profits generated by the Leases shall be distributed fifty percent (50%) to Seller and fifty percent (50%) to Buyer, on a monthly basis. Once the emergency fund is consumed to a level below fifty thousand dollars ($50,000) the profits generated by the Lease shall revert to being distributed as set forth in subparagraphs 1, 2, and 3 above. At closing any money remaining in the joint operating account shall be distributed fifty percent (50%) to Seller and the remaining fifty percent (50%) to Buyer. If closing does not occur on or before the closing date for any reason, one hundred percent (100%) of the money in the joint operating account shall be distributed to Seller. All continuing services such as utilities, pumper fees, operator fees and related expenses shall become on the date of closing Buyer's sole liability and the joint operating account shall be closed and the crude oil purchasers notified to terminate the payment to the joint account.

JRN IMT

11. Time is of the Essence. It is very important to the Seller that this sale is performed in a prudent and timely manner. All things which are to be required to be done by certain dates must be done otherwise, such failure shall be deemed a material default.

12. Possession at Closing. Possession of the Leases shall be on the date of closing although Buyer shall be permitted to come upon the Leases to make such inspections of the properties as they reasonably desire. Nothing should be removed from any of the Leases while making such inspections and respect must be paid to the landowner rights where the Leases are located.

13. Miscellaneous.

A. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrator, and assigns. Buyer shall not be allowed to assign this Agreement to a third party.

B. Amendments. This Agreement may be amended or modified only by a written instrument executed by the Seller and the Buyer.

C. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of Kansas. The jurisdiction and venue of any action shall be in Miami County, Kansas.

D. Merger of Prior Agreements. This Agreement, as may be amended, and the exhibits attached hereto constitute the entire Agreement between Buyer and Seller with respect to the purchase and sale of the Leases and shall supersede all prior Agreements and understandings between the parties hereto relating to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement is specifically intended to supersede that certain Agreement between Buyer and Seller for the sale of the Leases, effective on October 7, 2009, which is now declared void.

E. Consent or Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance of this Agreement shall be constructed as a consent or waiver to or of any subsequent breach or default in the performance by such other party of the same or any other obligations hereunder.

F. Counterparts. This Agreement may be executed in counterparts and all counterparts shall be considered part of one Agreement binding on all parties hereto.

G. Captions. Captions herein are for convenience of reference only and in no way define, limit, or expand the scope or intent of this Agreement.

H. Severability. In the event that one or more of the provisions hereof shall be held to be illegal, invalid, or unenforceable, such provisions shall be deemed severable and the remaining provisions hereof shall continue in full force and effect.

I. Arbitration. Any disputes, ambiguities, contestations, or enforcements arising out of, or, in relation to, this Sale and Purchase Agreement shall be resolved by binding arbitration upon the written request of any party to this Contract. In the case of arbitration the parties shall agree to a third party neutral arbitrator. The selected arbitrator must have considerable experience in the practice of oil and gas law and must be a Kansas Supreme Court Approved Mediator. Such arbitrations shall be conducted in accordance with the rules and procedures provided by the American Arbitration Association, and will be held in Miami County, Kansas. Except as otherwise provided in this contract, the parties shall each bear their own expenses in respect to the arbitration and shall divide the cost of the arbitration itself among the parties involved in the arbitration equally. If a party fails to advance the costs of the proceeding as required, such party shall be denied the right to participate in the arbitration. Any decision issued by the arbitrator in accordance with this paragraph shall be final and binding upon the parties and shall not be subject to appeal.

J. Joint Drafting. The parties shall be considered joint drafters of this Agreement so as not to construe this contract against one party as drafter more than the other.

In Witness Whereof the parties have entered into this Agreement as of the date opposite the signatures below to be Effective on the date last signed.

TOWN OIL COMPANY, INC.

By: Lester Town 12/31/09
Lester Town Date

Lester Town 12/31/09
Lester Town, attorney in fact Date
for Town Oil Subsidiaries

TREATY ENERGY CORPORATION

By: [signature] 12/31/09
Date